Exhibit 99.2

ICU MEDICAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On January 6, 2022 (the “Closing Date”), ICU Medical, Inc. (the “Company”, “ICU Medical”, “we” or “us”) completed the acquisition of Smiths Medical 2020 Limited (“Smiths Medical”), the holding company of Smiths Group plc’s (“Smiths Group”) global medical device business, and its consolidated subsidiaries (the “Acquisition”) pursuant to the terms and conditions of the Share Sale and Purchase Agreement, dated as of September 27, 2021 (the “Purchase Agreement”).

The Acquisition will be accounted for using the acquisition method of accounting for business combinations under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations, with ICU Medical representing the accounting acquirer under this guidance. The unaudited pro forma combined financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended by SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses. The unaudited pro forma combined financial information is presented to illustrate the estimated effects of the Acquisition and the issuance of debt used to partially fund the Acquisition.

The unaudited pro forma combined balance sheet assumes that the Acquisition occurred on September 30, 2021 and combines ICU Medical’s historical unaudited consolidated balance sheet as of September 30, 2021 with Smiths Medical’s July 31, 2021 adjusted consolidated balance sheet.

The unaudited pro forma combined statement of operations for the year ended December 31, 2020 combines ICU Medical’s historical audited consolidated statement of operations for the year ended December 31, 2020 with Smiths Medical’s historical unaudited consolidated statement of income for the twelve months ended January 31, 2021, giving effect to the Acquisition as if it had been completed on January 1, 2020.

The unaudited pro forma combined statement of operations for the nine months ended September 30, 2021 combines ICU Medical’s historical unaudited consolidated statement of operations for the nine months ended September 30, 2021 with Smiths Medical’s historical unaudited consolidated statement of income for the nine months ended July 31, 2021, giving effect to the Acquisition as if it had been completed on January 1, 2020.

The estimated purchase price of the Acquisition will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the Closing Date; any excess value of the estimated consideration transferred over the net assets will be recognized as goodwill. The Company has made a preliminary allocation of the purchase price to the assets acquired and liabilities assumed based on management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed using information currently available. The finalization of the Company’s purchase accounting assessment may result in changes to the valuation of assets acquired and liabilities assumed, which could have a material impact on the accompanying unaudited pro forma combined financial information.

The unaudited pro forma combined financial information contains certain reclassification adjustments to conform the historical Smiths Medical’s financial statement presentation to ICU Medical’s financial statement presentation. Additionally, in the accompanying unaudited pro forma combined financial information, Smiths Medical’s financial information has been adjusted from International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) to accounting principles generally accepted in the United States of America (“U.S. GAAP”). Further, the unaudited pro forma combined financial information contains adjustments reflecting the Acquisition and related debt financing.

On January 6, 2022, ICU Medical entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, Barclays Bank PLC and certain other financial institutions (the “Lenders”), pursuant to which, among other things, the Lenders provided ICU Medical with credit facilities in an aggregate amount of $2.2 billion (the “Credit Facilities”) consisting of a Term Loan A Facility of $850 million, a Term Loan B Facility of $850 million, and a Revolving Credit Facility of $500 million. Proceeds of $1.7 billion, net of lender fees and debt issuance costs of $35.7 million, received under the Credit Facilities on the Closing Date were used to partially fund the Acquisition. The Company had no borrowings under the Revolving

Credit Facility as of the Closing Date. The adjustments related to the Credit Facilities are shown in a separate column as “Financing Adjustments”.

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma combined balance sheet and unaudited pro forma combined statements of operations.

The following unaudited pro forma combined financial information should be read in conjunction with ICU Medical’s consolidated financial statements and related notes and Smiths Medical’s audited financial statements and related notes. ICU Medical’s financial statements and notes are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2021. Smiths Medical’s audited financial statements and related notes for the year ended July 31, 2021 are included elsewhere in this Form 8-K.

The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma combined financial information and related notes are presented for illustrative purposes only, and do not purport to represent what the actual consolidated results of operations or financial condition would have been had the Acquisition occurred on the dates indicated, nor are they necessarily indicative of the combined company's future results of operations or financial position. Additionally, the unaudited pro forma combined financial statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies, or any revenue, tax, or other synergies that may result from the Acquisition.

ICU MEDICAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2021
(Amounts in thousands)

	ICU Medical September 30, 2021 Historical	Smiths Medical July 31, 2021 (As Adjusted) (Note 3)	Transaction Adjustments (Note 6)	Note Ref	Financing Adjustments (Note 7)	Pro Forma Combined
	ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$519,485	$229,477	$(1,922,955)	6A	$1,664,362	$490,369
Short-term investment securities	18,009	—	—		—	18,009
TOTAL CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENT SECURITIES	537,494	229,477	(1,922,955)		1,664,362	508,378
Accounts receivable, net of allowance for doubtful accounts	116,043	156,489	—		—	272,532
Inventories	291,601	201,263	34,500	6E	—	527,364
Prepaid income taxes	31,381	3,959	—		—	35,340
Prepaid expenses and other current assets	34,718	1,544,465	(1,526,297)	6B	—	52,886
TOTAL CURRENT ASSETS	1,011,237	2,135,653	(3,414,752)		1,664,362	1,396,500

PROPERTY, PLANT AND EQUIPMENT, net	458,041	176,485	49,515	6C	—	$684,041
OPERATING LEASE RIGHT-OF-USE ASSETS	40,979	55,958	5,922	6F	—	102,859
LONG-TERM INVESTMENT SECURITIES	7,172	19,000	—		—	26,172
GOODWILL	32,760	717,185	573,532	6I	—	1,323,477
INTANGIBLE ASSETS, net	192,778	17,710	907,290	6D	—	1,117,778
DEFERRED INCOME TAXES	35,585	16,836	—		—	52,421
OTHER ASSETS	60,799	2,327	—		8,336	71,462
TOTAL ASSETS	$1,839,351	$3,141,154	$(1,878,493)		$1,672,698	$4,774,710

	LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$62,008	$107,846	$(830)	6B	$—	$169,024
Current portion of long-term debt	—	1,124,187	(1,124,187)	6B	22,312	22,312
Accrued liabilities	94,133	140,482	31,409	6G	—	266,024
Income tax payable	2,636	17,716	—		—	20,352
Contingent earn-out liability	26,300	—	53,520	6A	—	79,820
TOTAL CURRENT LIABILITIES	185,077	1,390,231	(1,040,088)		22,312	557,532

CONTINGENT EARN-OUT LIABILITY	3,100	—	—		—	3,100
LONG-TERM DEBT	—	24	—		1,650,386	1,650,410
OTHER LONG-TERM LIABILITIES	40,853	119,869	—		—	160,722
DEFERRED INCOME TAXES	1,663	(1,248)	249,307	6K	—	249,722
INCOME TAX LIABILITY	18,686	—	—		—	18,686
COMMITMENTS AND CONTINGENCIES	—	—	—		—	—
STOCKHOLDERS’ EQUITY:

ICU MEDICAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2021
(Amounts in thousands)

Convertible preferred stock	—	—	—		—	—
Common stock	2,124	12,556	(12,306)	6A,6H	—	2,374
Additional paid-in capital	711,152	172	575,553	6A,6H	—	1,286,877
Treasury stock, at cost	(48)	—	—		—	(48)
Retained earnings	891,862	2,121,883	(2,153,292)	6H	—	860,453
Accumulated other comprehensive loss	(15,118)	(502,333)	502,333	6H	—	(15,118)
TOTAL STOCKHOLDERS' EQUITY	1,589,972	1,632,278	(1,087,712)		—	2,134,538
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,839,351	$3,141,154	$(1,878,493)		$1,672,698	$4,774,710

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

ICU MEDICAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2020
(Amounts in thousands, except per share data)

	ICU Medical 12 months ended December 31, 2020 Historical	Smiths Medical 12 months ended January 31, 2021 As Adjusted (Note 3)	Transaction Adjustments (Note 6)	Note Ref	Financing Adjustments (Note 7)	Pro Forma Combined

TOTAL REVENUES	$1,271,004	$1,199,074	$—		$—	$2,470,078
COST OF GOODS SOLD	809,507	714,226	35,853	6C, 6E, 6F	—	1,559,586
GROSS PROFIT	461,497	484,848	(35,853)		—	910,492
OPERATING EXPENSES:
Selling, general and administrative	283,953	288,430	105,575	6C, 6D, 6F	—	677,958
Research and development	42,948	32,993	39	6C, 6F	—	75,980
Restructuring, strategic transaction and integration	28,409	—	31,409	6G	—	59,818
Change in fair value of contingent ear-out	9,000					9,000
Contract settlement	(975)	—	—		—	(975)
TOTAL OPERATING EXPENSES	363,335	321,423	137,023		—	821,781
INCOME FROM OPERATIONS	98,162	163,425	(172,876)		—	88,711
INTEREST EXPENSE	(1,753)	(25,840)	22,371	6B	(47,525)	(52,747)
OTHER INCOME (EXPENSE), NET	1,085	36,811	(47,156)	6B	—	(9,260)
INCOME BEFORE INCOME TAXES	97,494	174,396	(197,661)		(47,525)	26,704
PROVISION FOR INCOME TAXES	(10,624)	(20,445)	46,499	6K	11,881	27,311
NET INCOME	$86,870	$153,951	$(151,162)		$(35,644)	$54,015
NET INCOME PER SHARE
Basic	$4.16					$2.31
Diluted	$4.02					$2.24
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	20,907		2,500			23,407
Diluted	21,591		2,500			24,091

The accompanying notes are an integral part of these consolidated financial statements.

ICU MEDICAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021
(Amounts in thousands, except per share data)

	ICU Medical, Inc. 9 months ended September 30, 2021 Historical	Smiths Medical 9 months ended July 31, 2021 As Adjusted (Note 3)	Transaction Adjustments (Note 6)	Note Ref	Financing Adjustments (Note 7)	Pro Forma Combined

TOTAL REVENUES	$975,783	$900,457	$—		$—	$1,876,240
COST OF GOODS SOLD	611,783	587,416	(5,760)	6C, 6F	—	1,193,439
GROSS PROFIT	364,000	313,041	5,760		—	682,801
OPERATING EXPENSES:
Selling, general and administrative	221,127	223,069	72,217	6C, 6D, 6F	—	516,413
Research and development	34,332	22,319	(140)	6C, 6F	—	56,511
Restructuring, strategic transaction and integration	8,994	—	—		—	8,994
Change in fair value of contingent earn-out	—	—	—		—	—
Contract settlement	127	—	—		—	127
TOTAL OPERATING EXPENSES	264,580	245,388	72,077		—	582,045
INCOME FROM OPERATIONS	99,420	67,653	(66,317)		—	100,756
INTEREST EXPENSE	(492)	(20,309)	19,377	6B	(32,244)	(33,668)
OTHER INCOME, NET	921	76,402	(85,940)	6B	—	(8,617)
INCOME BEFORE INCOME TAXES	99,849	123,746	(132,880)		(32,244)	58,471
PROVISION FOR INCOME TAXES	(16,639)	(11,940)	33,220	6K	8,061	12,702
NET INCOME	$83,210	$111,806	$(99,660)		$(24,183)	$71,173
NET INCOME PER SHARE
Basic	$3.93					$3.00
Diluted	$3.83					$2.94
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	21,189		2,500			23,689
Diluted	21,735		2,500			24,235

The accompanying notes are an integral part of these consolidated financial statements.

ICU MEDICAL, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1: Basis of Pro Forma Presentation

The unaudited pro forma combined financial information is presented to illustrate the pro forma effects of the Acquisition. ICU Medical’s historical financial information is derived from ICU Medical’s unaudited consolidated balance sheet as of September 30, 2021, audited consolidated statement of operations for the fiscal year ended December 31, 2020, and unaudited consolidated statement of operations for the nine months ended September 30, 2021, all of which were prepared in accordance with U.S. GAAP.

Smiths Medical’s historical financial information is derived from Smiths Medical’s audited consolidated balance sheet as of July 31, 2021, unaudited consolidated statement of income for the twelve months ended January 31, 2021, and unaudited consolidated statement of income for the nine months ended July 31, 2021, all of which have been adjusted from IFRS to U.S. GAAP.

Due to ICU Medical’s and Smiths Medical’s different fiscal year ends, the pro forma statement of income for Smiths Medical’s three month period ended January 31, 2021 was included in both the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021. The following table reflects the results of Smiths Medical, as adjusted, for the three months ended January 31, 2021 (in thousands):

Smiths Medical 3 months ended Jan 31, 2021, as adjusted
TOTAL REVENUES	$299,178
NET INCOME	83,868

The unaudited pro forma combined statements of operations illustrate the effects of the Acquisition as if it had been completed on January 1, 2020, and the unaudited pro forma combined balance sheet reflects effects of the Acquisition as if it had been completed on September 30, 2021. The pro forma adjustments are preliminary and based on estimates of the purchase consideration and estimates of fair value and useful lives of the assets acquired and liabilities assumed. The final purchase price allocations will be based on estimated fair value of the assets acquired and the liabilities assumed as of the Closing Date of the Acquisition and could result in material changes to the unaudited pro forma combined financial information.

For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed in determining the final purchase price allocations, ICU Medical will apply U.S. GAAP for fair value measurements. Fair value is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date". This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers unrelated to ICU Medical in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The unaudited pro forma combined financial information has been prepared using the acquisition method of accounting in accordance with ASC 805, with ICU Medical treated as the accounting acquirer of Smiths. Under ASC 805, acquisition-related transaction costs (such as advisory, legal, valuation, and other professional fees) are not part of the allocation of the consideration transferred but are part of the transaction accounting adjustments for the Acquisition and not a separate material transaction. Adjustments were made for transaction costs to the extent that they were incurred or expected to be incurred and not already recognized in the historical financial statements.
The unaudited pro forma combined information is preliminary, presented solely for informational purposes and does not purport to represent what the combined statements of operations or balance sheet would have been for the periods or dates indicated, nor is it necessarily indicative of the combined future consolidated results of operations or financial position. The actual results reported in periods following the Acquisition may differ significantly from those reflected in these unaudited pro forma combined financial information presented herein for

ICU MEDICAL, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
a number of reasons, including, but not limited to, differences between the assumptions used to prepare the pro forma adjustments and actual amounts, cost savings or associated costs to achieve such savings from operating efficiencies, synergies, debt refinancing, or other restructuring that may result from the Acquisition, but for which are not reflected herein. Any non-recurring items related to the Acquisition were reflected in the pro forma combined statement of operations for the year ended December 31, 2020 as they will not recur beyond twelve months after the acquisition.

Note 2: Description of the Acquisition
On September 8, 2021, ICU Medical entered into the Purchase Agreement with Smiths Group International Holdings Limited, a consolidated subsidiary of Smiths Group, (the “Seller”) to acquire all issued ordinary shares of Smiths Medical. On January 6, 2022, pursuant to the Purchase Agreement, ICU Medical consummated the purchase of Smiths Medical, a medical device business, for estimated purchase consideration of $2.6 billion, consisting of:

(i) $798.6 million in cash to Seller, financed through existing cash on hand and net proceeds from the Credit Facilities;

(ii) 2,500,000 newly issued and non-assessable shares of ICU Medical common stock, par value of $0.10 per share, with a fair value of $576.0 million to Seller;

(iii) settlement of a $1.1 billion intra-group loan owed by Smiths Medical ASD, a consolidated subsidiary of Smiths Medical, to Smiths Group for the benefit of Smiths Medical, financed through existing cash on hand and the net proceeds from the Credit Facilities; and

(iv) additional cash consideration with an estimated fair value of $53.5 million, with a potential cash payment of up to $100.0 million (the “Additional Consideration”), payable to Seller. If, on or prior to the third anniversary of the Closing Date, the 30-Day volume weighted average price (“VWAP”) of ICU Medical’s shares equals or exceeds US$300 per share or on or prior to the fourth anniversary of the Closing Date, the 45-Day VWAP of ICU Medical’s shares exceeds US$300 per share (each, a “Price Target”), and Smiths Group at the time the Price Target is achieved, is the beneficial owner of at least 1,250,000 shares of ICU Medical’s common stock, then the Additional Consideration will be paid in cash.

Upon issuance of these unaudited pro forma combined financial statements, the purchase consideration is preliminary. See Note 4 below for further details on the estimated purchase consideration.

In connection with the Acquisition, ICU Medical entered into the Credit Agreement on January 6, 2022 for the issuance of Credit Facilities totaling $2.2 billion. ICU Medical used the proceeds of $1.7 billion, net of lender fees and debt issuance costs of $35.7 million, from the Credit Facilities to partially fund the Acquisition on the Closing Date. Under the Credit Agreement, the final maturity of the Term Loan A Facility and the Revolving Credit Facility will occur on the fifth anniversary of the Closing Date, and the final maturity of the Term Loan B Facility will occur on the seventh anniversary of the Closing Date. The U.S. dollar revolving and term loans under the Credit Facilities may bear interest, at our option, on either (1) the Base Rate (“Base Rate Loan”) (as defined in the Credit Agreement) plus the applicable margin or (2) Adjusted Term secured overnight financing rate ("Term SOFR Loan") (as defined in the Credit Agreement) plus applicable margin. Euro loans (“Eurocurrency Rate Loan”) bear interest based on the applicable Adjusted Eurocurrency Rate (as defined in the Credit Agreement) plus the applicable interest margin. Pounds Sterling loans bear interest based on the Adjusted Daily Simple RFR rate (as defined in the Credit Agreement) plus the applicable interest margin. The applicable interest margins with respect to the Term Loan A Facility and Revolving Credit Facility is initially set at 0.75% for Base Rate Loans and 1.75% for other term and revolving loans. The applicable interest margins for the Term Loan B Facility are initially set at 1.5% for the Base Rate Loans and 2.50% for Eurocurrency Rate Loans. The applicable interest margins will be based on changes in the Leverage Ratio (as defined in the Credit Agreement). The Credit Agreement is included in our Form 8-K filing dated January 7, 2022.

Note 3: Adjustments to Smiths Medical 2020 Limited Financial Statements

Smiths Medical’s historical consolidated balance sheet as of July 31, 2021 and consolidated statements of operations for the nine months ended July 31, 2021 and twelve months ended January 31, 2021 were prepared in

ICU MEDICAL, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
accordance with IFRS as issued by the IASB. Certain adjustments are reflected in the financial information below to convert from IFRS to U.S. GAAP and align accounting policies and presentation with that of ICU Medical.

As part of preparing the unaudited pro forma combined financial statements, ICU Medical conducted an initial review of the accounting policies of Smiths Medical to determine if differences in accounting policies or presentation between Smiths Medical and ICU Medical existed that may require recasting or reclassification to conform to ICU Medical’s accounting policies and presentation. Management’s assessment is ongoing and, at the time of preparing the unaudited pro forma combined financial statements, other than the adjustments and reclassifications made herein, management is not aware of any other material differences.

The Company identified certain reclassifications that were necessary to conform Smiths Medical’s financial statement presentation to that of ICU Medical. For purposes of the unaudited pro forma combined financial statements, Smiths Medical’s historical balance sheet and statements of income have been adjusted to reflect these reclassifications.

(A) Balance Sheet

The following table illustrates the impact of aligning financial statement line items to conform to ICU Medical’s financial statement presentation and converting the financial statements to US GAAP (in thousands):

	Smiths Medical July 31, 2021 Historical	Alignment to ICU Medical Captions	Reclassification Adjustments	Note Ref	IFRS vs. US GAAP Adjustments	Note Ref	Smiths Medical July 31, 2021, as adjusted
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$229,477	$—	$—		$—		$229,477
Short-term investment securities	—	—	—		—		—
TOTAL CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENT SECURITIES	229,477	—	—		—		229,477
Accounts receivable, net of allowance for doubtful accounts	—	156,489	—		—		156,489
Trade and other receivables	169,631	(169,631)	—		—		—
Related party notes receivable	1,526,297	(1,526,297)	—		—		—
Prepaid income taxes	—	3,959	—		—		3,959
Current tax receivables	3,959	(3,959)	—		—
Inventories	201,263	—	—		—		201,263
Financial derivatives	5,026	(5,026)	—		—		—
Prepaid expenses and other current assets	—	1,544,465	—		—		1,544,465
TOTAL CURRENT ASSETS	2,135,653	—	—		—		2,135,653

PROPERTY, PLANT AND EQUIPMENT, net	168,954	—	7,531	Ai	—		176,485
RIGHT OF USE ASSETS, NET	55,958	—	—		(55,958)	Bii
OPERATING LEASE RIGHT-OF-USE ASSETS	—	—	—		55,958	Bii	55,958
LONG-TERM INVESTMENT SECURITIES	—	19,000	—		—		19,000
GOODWILL	—	717,185	—		—		717,185
INTANGIBLE ASSETS, net	857,933	(717,185)	(7,531)	Ai	(115,507)	Bii	17,710
OTHER FINANCIAL ASSETS	19,282	(19,282)	—		—		—
TRADE AND OTHER RECEIVABLES	2,045	(2,045)	—		—		—
DEFERRED INCOME TAXES	16,836	—	—		—		16,836
OTHER ASSETS	—	2,327	—		—		2,327

ICU MEDICAL, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

TOTAL ASSETS	$3,256,661	$—	$—	$(115,507)		$3,141,154
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$—	$107,846	$—	$—		$107,846
Current portion of long-term debt	—	1,124,187	—	—		1,124,187
Accrued liabilities	—	140,482	—	—		140,482
Income tax liability	17,716	—	—	—		17,716
Contingent earn-out liability	—	—	—	—		—
Financial liabilities						—
- borrowings - cash overdrafts	18,157	(18,157)	—	—		—
- borrowings - related party	1,124,458	(1,124,458)	—	—		—
- lease liabilities	17,035	(17,035)	—	—		—
- financial derivatives	2,980	(2,980)	—	—		—
Trade and other payables	198,487	(198,487)	—	—		—
Related party trade and other payables, net	830	(830)	—	—		—
Provisions for liabilities and charges	10,839	(10,839)	—	—		—
TOTAL CURRENT LIABILITIES	1,390,502	(271)	—	—		1,390,231

FINANCIAL LIABILITIES
CONTINGENT EARN-OUT LIABILITY	—	—	—	—		—
LONG-TERM DEBT	—	24	—	—		24
OTHER LONG-TERM LIABILITIES	—	119,869	—	—		119,869
INCOME TAX LIABILITY	—	—	—	—		—
- LEASE LIABILITIES	44,845	(44,845)	—	—		—
- FINANCIAL DERIVATIVES	56	(56)	—	—		—
TRADE AND OTHER PAYABLES	25,414	(25,414)	—			—
PROVISIONS FOR LIABILITIES AND CHARGES	42,607	(42,607)	—	—		—
RETIREMENT BENEFIT OBLIGATIONS	6,700	(6,700)		—		—
DEFERRED INCOME TAXES	27,629	—	—	(28,877)	Bi	(1,248)
COMMITMENTS AND CONTINGENCIES	—	—	—	—		—

STOCKHOLDERS’ EQUITY:
Convertible preferred stock	—	—	—	—		—
Common stock	—	12,556	—			12,556
Share Capital	12,556	(12,556)	—			—
Additional paid-in capital	—	172	—			172
Share premium	172	(172)				—
Treasury stock, at cost	—	—				—
Retained earnings	2,208,513	—	—	(86,630)	Bi	2,121,883
Accumulated other comprehensive loss	—	(502,333)	—	—		(502,333)
Group Construction Reserve	(371,999)	371,999	—			—
Cumulative translation reserve	(132,040)	132,040	—			—
Hedge reserve	1,706	(1,706)	—			—
TOTAL STOCKHOLDERS' EQUITY	1,718,908	—	—	(86,630)		1,632,278
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,256,661	$—	$—	$(115,507)		$3,141,154

B) Income Statement

ICU MEDICAL, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following table illustrates the impact of aligning financial statement line items to conform to ICU Medical’s financial statement presentation and converting the financial statements to US GAAP for the twelve months ended January 31, 2021 (in thousands):

	Smiths Medical 12 months ended January 31, 2021 Historical	Alignment to ICU Medical Captions	Reclassification Adjustments	Note Ref	IFRS vs. US GAAP Adjustments	Note Ref	Smiths Medical 12 months ended January 31, 2021 as adjusted

TOTAL REVENUES	$1,171,455	$—	$27,619	Ai	$—		$1,199,074
COST OF GOODS SOLD	583,436	—	144,013	Aii, Aiv	(13,223)	Bi	714,226
GROSS PROFIT	588,019	—	(116,394)		13,223		484,848
OPERATING EXPENSES:
Selling, general and administrative	444,831	(29,080)	(127,321)	Ai, Aii, Aiii, Aiv	—		288,430
Other operating expenses	3,913	(3,913)	—				—
Research and development	—	32,993	—		—		32,993
Restructuring, strategic transaction and integration	—	—	—		—		—
Change in fair value of contingent earn-out	—	—	—		—		—
Contract settlement	—	—	—		—		—
TOTAL OPERATING EXPENSES	448,744	—	(127,321)		—		321,423
INCOME FROM OPERATIONS	139,275	—	10,927		13,223		163,425
INTEREST INCOME	7,208	(7,208)	—		—		—
INTEREST EXPENSE	(25,840)	—	—		—		(25,840)
OTHER FINANCING INCOME (EXPENSE)	40,530	(40,530)	—		—		—
OTHER INCOME (EXPENSE), NET	—	47,738	(10,927)	Aiii	—		36,811
INCOME BEFORE INCOME TAXES	161,173	—	—		13,223		174,396
PROVISION FOR INCOME TAXES	(17,139)	—	—		(3,306)	Bi	(20,445)
NET INCOME	$144,034	$—			$9,917		$153,951

ICU MEDICAL, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
The following table illustrates the impact of aligning financial statement line items to conform to ICU Medical’s financial statement presentation and converting the financial statements to US GAAP for the nine months ended July 31, 2021 (in thousands):

	Smiths Medical 9 months ended July 31, 2021 Historical	Alignment to ICU Medical Captions	Reclassification Adjustments	Note Ref	IFRS vs. US GAAP Adjustments	Note Ref	Smiths Medical 9 months ended July 31, 2021 as adjusted

TOTAL REVENUES	$880,403	$—	$20,054	Ai	$—		$900,457
COST OF GOODS SOLD	476,809	—	120,776	Aii, Aiv	(9,620)	Bi	587,965
GROSS PROFIT	403,594	—	(100,722)		9,620		312,492
OPERATING EXPENSES:
Selling, general and administrative	340,304	63,456	(110,648)	Ai, Aii, Aiii, Aiv	(70,592)	Bi	222,520
Other operating expenses	85,775	(85,775)	—				—
Research and development	—	22,319	—		—		22,319
Restructuring, strategic transaction and integration	—	—	—		—		—
Change in fair value of contingent earn-out	—	—	—		—		—
Contract settlement	—	—	—		—		—
TOTAL OPERATING EXPENSES	426,079	—	(110,648)		(70,592)		244,839
INCOME FROM OPERATIONS	(22,485)	—	9,926		80,212		67,653
INTEREST INCOME	2,794	(2,794)	—		—		—
INTEREST EXPENSE	(20,309)	—	—		—		(20,309)
OTHER FINANCING INCOME (EXPENSE)	83,534	(83,534)	—		—		—
OTHER INCOME (EXPENSE), NET	—	86,328	(9,926)	Aiii	—		76,402
INCOME BEFORE INCOME TAXES	43,534	—	—		80,212		123,746
PROVISION FOR INCOME TAXES	8,113	—	—		(20,053)	Bi	(11,940)
NET INCOME	$51,647	$—	$—		$60,159		$111,806

Reclassification Adjustments

A    In addition to the alignment of Smiths Medical’s historical financial information to conform to ICU Medical’s financial statement line items, the following summary represents reclassifications to conform Smiths

ICU MEDICAL, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
Medical’s historical financial information to financial statement line items and presentation of ICU Medical based on ICU Medical’s accounting policies:

Consolidated Balance Sheets Reclassification Adjustments
i.Acquired software of $7.5 million from Intangible assets, net to Property, plant and equipment, net.

December 31, 2020 Consolidated Statements of Operations Reclassification Adjustments
i.Distributor and group purchasing organization (“GPO”) fees of $27.6 million from Total revenues to Selling, general and administrative.
ii.Warranty expense of $4.1 million from Cost of goods sold to Selling, general and administrative.
iii.Nonrecurring transaction costs and other specific items of $10.9 million from Selling, general and administrative to Other income (expense), net.
iv.Specific cost items totaling $148.2 million from Selling, general and administrative to Cost of goods sold.

September 30, 2021 Consolidated Statements of Operations Reclassification Adjustments
i.Distributor and GPO fees of $20.1 million from Total revenues to Selling, general and administrative.
ii.Warranty expense of $4.7 million from Cost of goods sold to Selling, general and administrative.
iii.Nonrecurring transaction costs and other specific items of $9.9 million from Selling, general and administrative to Other income (expense), net.
iv.Specific cost items of $124.9 million from Selling, general and administrative to Cost of goods sold

IFRS to US GAAP Adjustment

B    The following adjustments have been made to align Smiths Medical’s historical financial information prepared under IFRS as issued by the IASB to US GAAP:

i.Capitalized Development Costs. Represents an adjustment to record a reversal of capitalized research and development costs as, under US GAAP, internally generated research and development costs are expensed as incurred unless there is an alternative future use, with certain exceptions for software and advertising that are not applicable to this balance. The balance sheet impact is a decrease in Intangible assets, net, of $115.5 million, offset by a decrease to Deferred income taxes of $28.9 million and a decrease to Retained earnings of $86.6 million. On the statement of operations, for the year ended December 31, 2020, this resulted in a decrease to Cost of goods sold of $13.2 million and increase to Provision for income taxes of $3.3 million. On the statement of operations for and the nine months ended September 30, 2021, this resulted in a decrease to Cost of goods sold of $9.6 million, decrease to Selling, general and administrative of $70.6 million, and increase to Provision for income taxes of $20.1 million.
ii.Right of Use Assets. Adjustment of $56.0 million from Right of use assets, net to Operating lease right-of-use assets reflects Management’s assessment that the acquired leases are operating leases under US GAAP.

Note 4: Estimated Purchase Consideration

The calculation of the estimated purchase consideration is based on the terms of the Purchase Agreement. The estimated preliminary purchase price is as follows (in thousands, except per share data):

ICU MEDICAL, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Cash Consideration	798,645
Payment of related party loan payable for the benefit of Smiths Medical	1,124,310
Consideration Shares: 2,500,000 shares of ICU Medical issued at $230.39 per share	575,975
Additional Consideration: Contingent consideration based on ICU Medical’s common stock performance	53,520
Total purchase price consideration	$2,552,450

The following table illustrates calculation of the closing consideration related to the share issuance (in thousands except for share price):

Number of shares of ICU Medical’s common stock issued at Closing Date	2,500
Share price at Closing Date	$230.39
Fair Value of Share Consideration	$575,975
Common Stock	$250
Additional paid-in capital	$575,725

Note 5: Preliminary Purchase Price Allocation

The table below represents the preliminary purchase price allocation for Smiths Medical based on estimates, assumptions, valuations and other analyses as of the Closing Date, that have not been finalized in order to make a definitive allocation. Accordingly, the pro forma adjustments to allocate the purchase consideration will remain preliminary until ICU Medical's management finalizes the fair values of assets acquired and liabilities assumed. The final amounts allocated to assets acquired and liabilities assumed are dependent upon certain valuation and other studies that have not yet been completed, and as previously stated could differ materially from the amounts presented in the unaudited pro forma combined financial statements.

The total preliminary estimated purchase consideration as shown in the table above is allocated to the tangible and intangible assets and liabilities of Smiths Medical based on their estimated fair values as if the Acquisition had occurred on September 30, 2021, which is the assumed acquisition date for purposes of the pro forma balance sheet (in thousands).

ICU MEDICAL, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Assets acquired:
Cash and cash equivalents	$229,477
Accounts receivable	156,489
Inventories	235,763
Prepaid income taxes	3,959
Prepaid expenses and other current assets	18,168
Property, plant and equipment	226,000
Operating lease right-of-use assets	61,880
Long-term investment securities	19,000
Goodwill	1,290,717
Intangible assets	925,000
Deferred income taxes	16,836
Other assets	2,327
Total assets acquired	3,185,616
Liabilities assumed:
Accounts payable	107,016
Accrued liabilities	140,482
Income tax liability	17,716
Long-term debt	24
Other long-term liabilities	119,869
Deferred income taxes	248,059
Total liabilities assumed	633,166
Net assets acquired	$2,552,450

The estimated purchase consideration and purchase price allocation are preliminary and are subject to change as we obtain further information; accordingly, the actual goodwill may be materially different from the estimate included in these unaudited pro forma combined financial statements.

Note 6: Transaction Adjustments

A Closing Consideration:

Adjustments in the unaudited pro forma financial information are represented by the following:

Balance Sheet Impact

This adjustment records the cash purchase consideration of $1.9 billion million comprised of cash paid of $798.6 million, settlement of an intra-group loan of $1.1 billion for the benefit of Smiths Medical, contingent consideration valued at $53.5 million, and share issuance valued at $576.0 million. This adjustment results in a decrease to Cash and cash equivalents of $1.9 billion for the Cash Consideration paid on the Closing Date, an increase to Contingent earn-out liability of $53.5 million for the Additional Consideration, an increase to Common stock of $250.0 thousand for the par value of Share Consideration, and an increase to Additional paid-in capital of $575.7 million for the remaining fair value of Share Consideration.

B Extinguished and Assigned Related Party Balances:

Represents an adjustment to exclude (1) the intra-group receivable balance associated with a loan balance owed to Smiths Medical by Smiths Group that was assigned to the Seller prior to the Closing Date and, thus, was not acquired in the Acquisition and (2) an adjustment to reflect settlement of the intra-group loan payable of $1.1 billion owed by Smiths Medical ASD, a consolidated subsidiary of Smiths Medical, to Smiths Group for the benefit of

ICU MEDICAL, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
Smiths Medical that was part of the closing consideration discussed above. This adjustment results in a decrease to Prepaid expenses and other current assets of $1.5 billion, a decrease to Accounts payable of $0.8 million, and a decrease to Current portion of long-term debt of $1.1 billion.

Statement of Operations Impact

Removal of interest income and foreign currency impacts related to the intra-group receivable represents an adjustment to reduce Other income (expense), net by $47.2 million and $85.9 million for the year ended December 30, 2020 and nine months ended September 30, 2021, respectively. Settlement of the intra-group loan payable results in an adjustment to reflect a decrease to Interest expense of $22.4 million and $19.4 million for the year ended December 31, 2020 and nine months ended September 30, 2021, respectively.

C Property, Plant and Equipment, Net:

Balance Sheet Impact

Represents an adjustment to account for acquired property, plant and equipment at fair value under purchase accounting pursuant to US GAAP. This adjustment results in an increase to Property, plant and equipment, net of $49.5 million.

Statement of Operations Impact

Represents a change in depreciation expense related to both the fair value adjustment of the acquired property, plant and equipment, the adoption of ICU’s accounting policies on useful life and reversal of impairments recognized in the historical financial information, resulting in an increase to Cost of goods sold of $1.2 million, increase to Selling, general and administrative of $0.1 million, and increase to Research and development of $31.0 thousand for the year ended December 31, 2020 and a decrease to Cost of goods sold of $5.9 million, decrease to Selling, general and administrative of $3.1 million, and decrease to Research and development of $0.1 million for the nine months ended September 30, 2021.

D Intangible Assets, Net:

Balance Sheet Impact

Adjustment reflects an increase to Intangible assets, net of $907.3 million for the acquired identifiable intangible assets consisting of a trade mark license agreement, developed technology, internally developed software, and customer relationships.

Statement of Operations Impact

Adjustment reflects incremental amortization expense, shown as an increase to Selling, general and administrative of $105.2 million and $75.1 million for the year ended December 31, 2020 and nine months ended September 30, 2021, respectively.

The following table summarizes the estimated fair values of Smiths Medical’s identifiable intangible assets, the fair values as a percentage of purchase price, their estimated useful lives, and amount of amortization recognized on such identified intangible assets under a straight-line method of amortization for the year ended December 31, 2020 and the nine months ended September 30, 2021 (in thousands except percentages and useful lives):

ICU MEDICAL, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

	Fair value	% of Purchase Consideration	Useful life	Amortization for the 12 months ended December 31, 2020	Amortization for the 9 months ended September 30,2021
Trade mark license agreement	$5,000	0.2%	0.5	$5,000	$—
Developed technology	390,000	15.3%	10.0	39,000	29,250
Internally developed software	30,000	1.2%	5.0	6,000	4,500
Customer relationships	500,000	19.6%	8.0	62,500	46,875
Total assets acquired	$925,000	36.2%		$112,500	$80,625

E Inventories:

Balance Sheet Impact

Represents an adjustment to step up Smiths Medical’s inventory to fair value in accordance with US GAAP. This adjustment results in an increase to Inventories of $34.5 million.

Statement of Operations Impact

Inventory is expected to turn over during the first year post-Acquisition. Therefore, adjustment represents an increase to Cost of goods sold of $34.5 million for the year ended December 31, 2020.

F Leases:

Balance Sheet Impact

Represents an adjustment to account for acquired leases as new leases under purchase accounting pursuant to US GAAP. This adjustment results in an increase to the Operating lease right-of-use assets of $5.9 million.

Statement of Operations Impact

Represents an increase in right-of-use asset amortization associated with the step up of operating lease right-of-use assets in accordance with purchase accounting. This adjustment results in an increase to Cost of goods sold of $0.2 million, increase to Selling, general and administrative of $0.3 million, and increase to Research and development of $8.0 thousand for the year ended December 31, 2020, and an increase to Cost of goods sold of $0.2 million, increase to Selling, general and administrative of $0.2 million, and increase to Research and development of $6.1 thousand for the nine months ended September 30, 2021.

G Transaction Costs:

Balance Sheet Impact

Represents an adjustment to reflect the accrual of additional transaction costs incurred by ICU Medical and Smiths Medical not included in the historical financial statements of ICU Medical and Smiths Medical and results in a $31.4 million increase to Accrued liabilities.

Statement of Operations Impact

Reflects an increase of transaction expenses of $31.4 million related to transaction costs incurred by ICU Medical and Smiths Medical that are not included in the historical financial statements of ICU Medical and Smiths Medical, resulting in a $31.4 million increase to Restructuring, strategic transaction and integration expense for the year ended December 31, 2020.

H    Equity: Adjustment eliminates Smiths Medical’s historical shareholders’ equity of $1.6 billion.

ICU MEDICAL, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
I Goodwill: Adjustment shows estimated goodwill of $1.3 billion recognized from the Acquisition derived using the fair value estimate of net assets acquired and the purchase price (see Note 5) inclusive of the elimination of historical Smiths Medical Goodwill of $717.2 million. Adjustment is represented as an increase to goodwill of $573.5 million.

J Earnings Per Share: As noted above, a portion of the purchase consideration was paid by delivery of 2,500,000 newly issued and non-assessable ICU Medical common shares to Smiths Group at the Closing Date. For purposes of the unaudited pro forma combined statement of operations, the 2,500,000 shares comprising the Share Consideration are assumed to be outstanding for the entire year ending December 31, 2020 and the entire nine months ended September 30, 2021. There were no share awards issued in connection with the Acquisition and, therefore, the pro forma adjustments to the basic and diluted earnings per share amounts are the same. The following table reflects the pro forma adjustments:

	For the 12 months ending December 31, 2020	For the 9 months ending September 30, 2021
Pro Forma weighted-average shares outstanding (Basic)
Historical weighted-average shares outstanding	20,907	21,189
Number of shares of ICU Medical’s common stock issued at Closing Date	2,500	2,500
Pro Forma basic weighted-average shares outstanding	23,407	23,689

Pro Forma weighted-average shares outstanding (Basic)
Historical weighted-average shares outstanding	21,591	21,735
Number of shares of ICU Medical’s common stock issued at Closing Date	2,500	2,500
Pro Forma basic weighted-average shares outstanding	24,091	24,235

Pro Forma earnings per share
Pro forma net income	54,015	71,173
Pro forma basic earnings per share	$2.31	$3.00
Pro forma diluted earnings per share	$2.24	$2.94

K Provision for Income Tax:

Balance Sheet Impact

Represents an adjustment to reflect an increase in Deferred income taxes of $249.3 million arising from the transaction accounting adjustments related to the Acquisition.

Statement of Operations Impact

Reflects a decrease to income tax expense as a result of the Acquisition, resulting in a decrease of $46.5 million and $33.2 million for the year ended December 31, 2020 and nine months ended September 30, 2021, respectively, to Provision for income taxes.

Note 7: Financing Adjustments

A    Debt Issuance

Balance Sheet Impact

ICU MEDICAL, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
This adjustment reflects ICU Medical’s receipt of $1.7 billion in borrowings from the Credit Facilities, consisting of $850.0 million of a Term Loan A Facility and $850.0 million of a Term Loan B Facility, net of lender fees and debt issuance costs of $35.7 million. This adjustment results in an increase to Cash and cash equivalents of $1.7 billion, increase to Other assets of $8.3 million, increase to Current portion of long-term debt of $22.3 million, and increase to Long-term debt of $1.7 billion.

Statement of Operations Impact

Results in an increase to Interest expense of $47.5 million and $32.2 million for the year ended December 31, 2020 and nine months ended September 30, 2021, respectively, and a decrease to the Provision for income taxes of $11.9 million and $8.1 million for the year ended December 31, 2020 and nine months ended September 30, 2021, respectively, related to interest expense incurred on the debt issued under the Credit Facilities on the Closing Date and amortization of lender fees and debt issuance costs.

The following table reflects the term loan proceeds and fees and expenses related to the Credit Facilities (in thousands):

	Cash and cash equivalents	Current portion of long-term debt	Long-term debt	Other assets
Term loan proceeds
Term Loan A	$850,000	$15,938	$834,063	$—
Term Loan B	850,000	6,374	843,625	—
Total term loan proceeds	1,700,000	22,312	1,677,688	—
Fees and expenses related to debt
Term Loan A	(15,219)	—	(15,219)	—
Term Loan B	(12,083)	—	(12,083)	—
Revolver	(8,336)	—	—	8,336
Total fees and expenses related to debt	(35,638)	—	(27,302)	(8,336)
Total	$1,664,362	$22,312	$1,650,386	$8,336

Additionally, the following table reflects the interest expense and amortization of lender fees and debt issuance costs related to the debt financing, in addition to providing a sensitivity analysis to reflect a change of 1/8 of one percent in interest (in thousands):

ICU MEDICAL, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

	For the 12 months ending December 31, 2020	For the 9 months ending September 30, 2021
Interest expense on Credit Facilities (or term loans issued on the Closing Date)
Term Loan A	$15,654	$10,072
Term Loan B	25,435	17,344
Total interest expense on Credit Facilities/term loans	41,089	27,416
Amortization of lender fees and debt issuance costs
Term Loan A	3,043	2,283
Term Loan B	1,726	1,295
Revolver	1,667	1,250
Total amortization of lender fees and debt issuance costs	6,436	4,828
Total interest expense and amortization of lender fees and debt issuance costs	$47,525	$32,244

A change of 1/8 of 1% in the interest rate would change to interest amount by approximately:
Interest expense:	8,006	5,356